EXHIBIT 10.14

WARRANT PURCHASE AGREEMENT

between

U.S. ENERGY SYSTEMS, INC.,

and

KENMONT SPECIAL OPPORTUNITIES

MASTER FUND, L.P.

Dated as of August 7, 2006

EXHIBITS

A	Form of Series H Warrant
B	Form of Series I Warrant
C	Instrument of Accession

WARRANT PURCHASE AGREEMENT

WARRANT PURCHASE AGREEMENT, dated as of August 7, 2006 (this “Agreement”), between U.S. ENERGY SYSTEMS, INC., a Delaware corporation (the “Company”), and KENMONT SPECIAL OPPORTUNITIES MASTER FUND, L.P. (“Kenmont”).

WHEREAS, in connection with the execution and delivery of the Fee Letter (as defined below), the Company will issue to Kenmont: (i) warrants to purchase an aggregate of 495,220 shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) at a purchase price of $0.01 per share and (ii) warrants to purchase an aggregate of 465,000 shares of the Common Stock at a purchase price per share equal to the Fair Market Value as of July 19, 2006 of a share of Common Stock (which purchase price is $4.37 per share), in each case, pursuant to the terms and subject to the conditions of this Agreement.

WHEREAS, the Company, US Energy Overseas Investments LLC and Kenmont have entered into a Fee Letter, (the “Fee Letter”), which, among other things, sets out Kenmont’s rights, and the Company’s obligations with respect to the Warrants.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. As used in this Agreement the following terms have the meanings indicated:

“Affiliate” of, or a Person “Affiliated” with, a specified Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Closing” shall have the meaning assigned to such term in Section 2.2.

“Closing Date” shall mean the “Closing Date” as defined in the Credit Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company” means U.S. Energy Systems, Inc., a Delaware corporation, and any successor corporation.

“Common Stock” means the common stock, par value $0.01 per share, of the Company as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.6 of the Warrant.

“Contracts” means all agreements, contracts, leases and subleases, purchase orders, arrangements, commitments, non-governmental licenses, notes, bonds, mortgages, indentures or other obligations or other understandings (whether written or oral) (including amendments and supplements, modifications and side letters or agreements).

“Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of the date hereof, as amended, modified, supplemented or restated from time to time, by and among the Company, Overseas, the Lenders from time to time party thereto, and Silver Point Finance LLC.

“Demanding Holder” shall have the meaning assigned to such term in Section 4.1(b).

“Demand Registration” shall have the meaning assigned to such term in Section 4.1(b).

“Dollar”, “Dollars” and the symbol “$” shall mean lawful money of the United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” shall have the meaning ascribed to such term by the Warrants.

“Fair Market Value” shall the meaning given to it in the Original Warrants.

“Fee Letter” shall the meaning ascribed in the recitals hereto.

“Governmental Entity” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Holder” means with respect to any Warrant or share of Warrant Stock, as the case may be, the Person in whose name the Warrant or Warrant Stock is registered on the books of the Company maintained for such purpose.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of Warrants and Warrant Stock, any purchase option, call or similar right of a third party with respect to such Warrants and Warrant Stock.

“Majority Holder” means the Holder then holding a Warrant or Warrants to acquire a majority of the Warrant Stock, and, if at the applicable time, there is no such Holder, then the Holder holding a Warrant or Warrants to acquire a plurality of the Warrant Stock, all as reflected in the Company’s records.

“Material Adverse Effect” means any material adverse effect on (i) the Warrants and Warrant Stock, (ii) the ability of the Company or Kenmont to perform their respective obligations under any Transaction Agreement, or (iii) the business operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

“Maximum Number of Shares” shall have the meaning assigned to such term in Section 4.1(e).

“Original Issue Date” means August 7, 2006, the date on which the Original Warrants were issued by the Company pursuant to the Purchase Agreement.

“Original Warrants” means each of the Series H Warrants and Series I Warrants originally issued by the Company pursuant to this Agreement (as the context may require).

“Overseas” means US Energy Overseas Investments LLC.

“Overseas Class B Units” shall have the meaning ascribed to such term by Section 3.1(c).

“Overseas Operating Agreement” means the amended and restated operating agreement of Overseas, as amended from time to time.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Entities.

“Piggyback Registration” shall have the meaning assigned to such term in Section 4.2(a).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means the Common Stock of the Company owned by the Holders, whether owned on the date hereof or acquired hereafter pursuant to the exercise of the Warrants; provided, however, Registrable Securities shall not include any securities sold by a Person to the public either pursuant to an effective Registration Statement or Rule 144.

“Registration Expenses” shall have the meaning assigned to such term in Section 4.4(a).

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Requesting Holders” shall have the meaning assigned to such term in Section 4.1(a).

“Rights” means any restricted stock, restricted stock unit, option, warrant, convertible security, a type of award contemplated by the 2000 Plan or any other right to acquire Common Stock.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Shareholder Approval” means, with respect to any Warrant, all requisite approvals of the shareholders of the Company in respect of (including for the issuance of the Warrant Stock issuable upon the exercise of) such Warrant.

“Shelf Registration Statement” shall have the meaning assigned to such term in Section 4.1(a).

“Suspension Notice” shall have the meaning assigned to such term in Section 4.3(f).

“Transaction Agreements” means collectively, this Agreement and the Warrants.

“underwritten registration” or “underwritten offering” means a registration in which securities of the Company are sold to underwriters for reoffering to the public.

“Updates” shall have the meaning ascribed to such term by Section 2.3.

“USRPHC” shall have the meaning ascribed to such term by Section 5.2.

“Warrants” means each series of Original Warrants and all Warrants issued upon transfer, division or combination of, or in substitution for, the Original Warrants, or any other Warrant subsequently issued to the Holder pursuant to the Transaction Agreements.

“Warrant Stock” means the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of any series of Warrant.

1.2 Rules of Construction.

(a) Unless otherwise specified, references in this Agreement (or any of its Exhibits, Annexes, Appendices or Schedules) to a Section, subsection or clause refer to such Section, subsection or clause as contained in this Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including all Exhibits, Annexes, Appendices and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement or any such Exhibit, Annex, Appendix or Schedule. Unless set forth specifically otherwise, all amounts referenced in the Transaction Agreements are in Dollars.

(b) Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Transaction Agreements) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

ARTICLE 2

PURCHASE AND SALE OF WARRANTS

2.1 Purchase and Sale of Warrants. Subject to the terms and conditions herein set forth, the Company agrees that it will issue to Kenmont, and Kenmont agrees that it will accept from the Company, on the Closing Date, in consideration of the foregoing and the mutual agreements contained herein and in the Fee Letter, the Warrants to purchase shares of the Common Stock, with the Warrants being substantially in the form attached hereto as Exhibit A and Exhibit B appropriately completed in conformity herewith.

2.2 Closing; Conditions to Purchase of Warrants. The closing (the “Closing”) of this Agreement shall be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 on the Closing Date. The Closing shall occur in accordance with the provisions of the Credit Agreement.

2.3 Allocated Purchase Price. The Company and Kenmont hereby acknowledge that for the purposes of Section 1273(c)(2) of the Code, the Warrants are a part of an investment unit with the loans to be made pursuant to the Credit Agreement and that the allocated purchase price of the Warrants for such purposes is $1,350,000. The Company and Kenmont agree to use the foregoing allocated purchase price as the purchase price of the Warrants for all income tax purposes.

ARTICLE 3

REPRESENTATIONS AND

WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Kenmont on the date hereof and, on the date of issuance of any additional Warrants, as follows:

(a) The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or organization and has the requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

(b) The Company has the requisite corporate power and authority and has taken the requisite corporate action, necessary in order to execute, deliver and perform its obligations under the Transaction Agreements. Each of the Transaction Agreements has been duly executed and delivered by the Company and each of the Transaction Agreements (assuming due and valid authorization, execution and delivery hereof and thereof by the counterparties hereto and thereto) constitutes the valid and binding obligation of the Company and is enforceable against the Company, in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which 1,138,888 shares have been designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”), 875 shares have been designated Series B Preferred Stock (the “Series B Preferred Stock”), 100,000 shares have been designated Series C Preferred Stock (the “Series C Preferred Stock”) and 1,138,888 shares have been designated Series D Preferred Stock (the “Series D Preferred Stock”). There are no shares of any other class or series of stock authorized by the Company’s Certificate of Incorporation, as amended. Upon issuance pursuant to the Overseas Operating Agreement, there will be 100 Class B Membership Units of Overseas (the “Overseas Class B Units”) issued and outstanding, which will be convertible into up to 1,900,000 shares of Common Stock, and there will be warrants issued and outstanding to acquire 500,000 shares of Common Stock. As of the date hereof, there are 17,340,365 shares of Common Stock issued and outstanding and 445,930 shares of Common Stock held as treasury stock. As of the date hereof and after giving effect to the issuance of the Warrants and the consummation of all the financing transactions contemplated by the Credit Agreement, there are no shares of Series A Preferred Stock outstanding, 365.907 shares of Series B Preferred Stock outstanding, 38,809 shares of Series C Preferred Stock, and no shares of Series D Preferred Stock outstanding. As of the date hereof, the outstanding Series B Preferred Stock is convertible into 100,940 shares of Common Stock, the outstanding shares of Series C Preferred Stock are convertible into or exchangeable for up to 310,472 shares of Common Stock, without giving effect to the anti-dilution adjustments applicable to the Series C Preferred Stock. Excluding the Rights set forth above and excluding the Warrants, any other warrants being issued in connection with the transactions being contemplated by the Credit Agreement (including warrants issued to Silver Point Capital Partners Group, LLC, Credit Suisse Securities (USA) LLC and VTEX Energy, Inc.) and the consummation of all the financing transactions contemplated by the Credit Agreement, the Company has outstanding Rights to acquire approximately 8,703,273 shares of Common Stock and such Rights are held in the amounts as set forth on Schedule 3.1(c), which also indicates the type or description of each such Rights held. The authorization, execution and delivery of the Transaction Agreements, and the performance by the Company of its obligations under each Transaction Agreement, including the issuance of the Warrants in accordance with this Agreement or the issuance of Common Stock upon exercise of the Warrants in accordance with the terms thereof, and the consummation of the other transactions contemplated by the Credit Agreement, including the issuance of any warrants under any agreement entered into in connection therewith, will not result in or trigger any adjustment or modification of the rights of any holder of outstanding Rights (other than the holders of Series C Preferred Stock), including without limitation any anti-dilution provisions relating to such securities. All of the outstanding shares of Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and non-assessable. All Warrant Stock, when issued in accordance with the terms of the Warrants and for the consideration contemplated thereby, which is not less per share than the par value thereof, will be duly authorized, validly issued fully paid and non-assessable. Except as set forth in this Section or in Schedule 3.1(c), there are no existing (i) Rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell any shares of capital stock or other equity interest in, the Company or securities convertible into or exchangeable for such shares or equity interests; (ii) contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock of the Company (except for any cashless exercise provisions that are substantially similar to those set forth in the Warrant); or

(iii) stockholder agreements, registration rights agreements, stock transfer restriction agreements (other than restrictions arising in connection with the Securities Act), voting trusts or similar agreements to which the Company or, to the knowledge of the Company, any other person is a party with respect to Common Stock.

(d) Except as set forth in Schedule 3.1(d), neither the execution, delivery or performance of any Transaction Agreement by the Company, nor the consummation by it of the obligations and transactions contemplated hereby or thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Warrant Stock) requires any consent of, authorization by, exemption from, filing with or notice to any governmental authority or any other Person, excluding the Company, any Holder or Kenmont, but including, without limitation, any stock exchange or quotation system on which the Common Stock is listed or traded.

(e) Except to the extent that the Company is required to issue shares of Common Stock for less than the par value thereof, the execution, delivery and performance of each Transaction Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Warrant Stock) will not (i) result in a violation of the certificate of incorporation or bylaws of the Company, in each case as amended, (ii) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material Contract to which the Company or any Subsidiary is a party, (iii) assuming the accuracy of the representations and warranties set forth in Section 3.1 of the Warrant , result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iv) result in the creation of any material Lien upon any of their assets.

(f) Based solely upon the representations made by the Holders of the Warrants, the offer and sale of the Warrants hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act, and the rules and regulations thereunder.

ARTICLE 4

REGISTRATION RIGHTS

4.1 Demand Registration Rights.

(a) Shelf Registration. At any time and from time to time before the Expiration Date, one or more Holders (the “Requesting Holders”), which, together with their respective Affiliates, in the aggregate, owns or has the right to acquire at least 85,000 shares of Registrable Securities, may make a written request that the Company file a shelf registration statement (a “Shelf Registration Statement”) pursuant to Rule 415 promulgated under the Securities Act providing for the sale by the Requesting Holders of all or part of the Registrable Securities owned or to be acquired by the Requesting Holders. Requesting Holders may only request one Shelf Registration Statement be filed pursuant hereto prior to the Expiration Date. A majority-in-interest of the Requesting Holders may, at their option, request that the Company file a Shelf Registration Statement using Form S-3, if such form is available for use by the Company. The Company shall use commercially reasonable efforts to file such Shelf Registration Statement at the earliest practicable date, and use commercially reasonable efforts to have such Shelf Registration Statement thereafter declared effective by the SEC at the earliest practicable date. The Company agrees to use commercially reasonable efforts to keep a Shelf Registration Statement continuously effective for the period beginning on the date on which a Shelf Registration Statement is declared effective until the earlier to occur of (i) three years after the date such Shelf Registration Statement initially is declared effective by the SEC, (ii) the day after the date on which all of the Registrable Securities covered by a Shelf Registration Statement have been sold pursuant to a Shelf Registration Statement, (iii) the first date on which there shall cease to be any Registrable Securities covered by such Shelf Registration Statement and (iv) two years after the Expiration Date. The Company further agrees, if necessary, to use commercially reasonable efforts to supplement or amend a Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or by any other rules and regulations thereunder for shelf registration, and the Company agrees to furnish to the Requesting Holders whose Common Stock is included in such Shelf Registration Statement copies of any such supplement or amendment promptly after its being issued or filed with the SEC.

(b) Non-Shelf Registration. At any time and from time to time before the Expiration Date, a Holder, which together with its Affiliates, in the aggregate, owns or has the right to acquire at least 85,000 shares of Registrable Securities, may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company shall give prompt written notice to all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration. The Company shall not be obligated to effect more than an aggregate of one (1) Demand Registration under this section in respect of Registrable Securities.

(c) Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied in all material respects with all of its material obligations under this Agreement with respect thereto, including, but not limited to, the registration procedures outlined in Sections 4.3 and 4.4; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of any Governmental Entity, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (a) such stop order or injunction is removed, rescinded or otherwise terminated, and (b) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering.

(d) Underwritten Offering. If the majority-in-interest of the Demanding Holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. If any Demand Registration is an underwritten offering, the Demanding Holders shall have the right to select the managing underwriter or underwriters to administer any such offering.

(e) Priority of Offering. If the managing underwriter or underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities that the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggyback registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (a) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares of Registrable Securities which such Demanding Holder has requested be included in such registration, regardless of the number of shares of Registrable Securities held by each Demanding Holder) that can be sold without exceeding the Maximum Number of Shares, (b) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (a), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares, and (c) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (a) and (b), any other shares of Common Stock.

(f) Withdrawal. If the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities requested to be included in any offering, any Demanding Holder may elect to withdraw from such offering by giving written notice to the Company and the underwriter or underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration because the

Demanding Holders disapprove of the terms of any underwriting (but are otherwise entitled to include all of the Registrable Securities requested to be included therein), then such registration shall not count as a Demand Registration if the Demanding Holders pay to the Company the reasonable fees and expenses incurred by the Company in connection therewith. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration because the Demanding Holders were not entitled to include all of the Registrable Securities requested to be included in the offering, then such registration shall not count as a Demand Registration.

4.2 Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes at any time before the second anniversary of the Expiration Date, to register any of its common equity securities under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more security holders of the Company, and the registration form to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within 10 days after its receipt of notice of any exercise of other demand registration rights) to all Holders of its intention to effect such a registration and, subject to Sections 4.2(b) and 4.2(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. The Company shall not grant Piggyback Registration rights with equal or higher priority than the rights granted in this Section 4.2.

(b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of securities proposed to be included in any such registration would adversely affect the price per share of the Company’s equity securities to be sold in such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, other securities, including Registrable Securities, requested to be included in such registration pro rata among (A) the holders of such securities who have been granted registration rights pursuant to (i) that certain Registration Rights Agreement dated as of May 22, 2006, as amended to date, between the Company and VTEX Energy, Inc., (ii) that certain Registration Rights Agreement dated as of March 20, 1998, between the Company and Energy Systems Investors, LLC, and (iii) that certain Warrant Purchase Agreement dated the date hereof between the Company and Silver Point Capital Partners Group, LLC, and (iv) that certain Warrant Purchase Agreement dated the date hereof between the Company and Credit Suisse Securities (USA) LLC, and (B) the Holders, collectively, on the basis of the number of securities requested to be registered by such holders, including the Holders, or as such holders, including the Holders, may otherwise agree, and (iii) third, other securities requested to be included in such registration.

(c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company’s securities other than Registrable Securities pursuant to demand registration rights, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of shares of Registrable Securities proposed to be included in any such registration would adversely affect the price per share of the Company’s equity securities to be sold in such offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, pro rata among the holders of such securities on the basis of the number of securities requested to be registered by such holders, and (ii) second, other securities, including Registrable Securities, requested to be included in such registration pro rata among (A) the holders of such securities who have been granted registration rights pursuant to (i) that certain Registration Rights Agreement dated as of May 22, 2006, as amended to date, between the Company and VTEX Energy, Inc., (ii) that certain Registration Rights Agreement dated as of March 20, 1998, between the Company and Energy Systems Investors, LLC, and (iii) that certain Warrant Purchase Agreement dated the date hereof between the Company and Silver Point Capital Partners Group, LLC, and (iv) that certain Warrant Purchase Agreement dated the date hereof between the Company and Credit Suisse Securities (USA) LLC, and (B) the Holders collectively, on the basis of the number of securities requested to be registered by such holders, including the Holders, or as such holders, including the Holders, may otherwise agree and (iii) third, other securities requested to be included in such registration.

(d) Selection of Underwriters. If any Piggyback Registration is an underwritten primary offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

4.3 Registration Procedures.

(a) Whenever the Holders request that any Registrable Securities be registered pursuant to this Agreement, the Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities (but in any event not later than 90 days after a request is received from the Requesting Holders or the Demanding Holders) and use commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of Registrable Securities covered by such Registration Statement and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Holders, the exhibits incorporated by reference, and such Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein and the Company will make the corrections reasonably and promptly requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto; provided that if the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made because of a potential corporate event involving a merger, acquisition, disposition, joint venture or strategic allowance would be materially interfered with contrary the best interests of the Company and would not otherwise be required to be disclosed by law, the Company may postpone filing a registration statement until such time as the material interference no longer exists, but in no event for more than 60 days in the aggregate in any twelve-month period; and the Company shall give written notice of its determination to postpone a registration statement and when the reason for such postponement no longer exists, in each case, promptly after the occurrence thereof;

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective, except as otherwise provided in Section 4.1(a), or as contemplated by Section 4.2(a), for not more than six months after the effective date thereof and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(v) notify each seller of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi) in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of number of shares of the Registrable Securities being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making members of senior management of the Company available to participate in, and cause them to cooperate with the underwriters in connection with, “road-show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities)) and cause to be delivered to the underwriters and the sellers, if any, opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request and addressed to the underwriters and the sellers;

(vii) make available, for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(viii) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on The Nasdaq Stock Market or a national securities exchange selected by the Company;

(ix) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(x) if requested, cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), letters from the Company’s independent certified public accountants addressed to each selling Holder (unless such selling Holder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any such letter is provided to any party in connection with the offering, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

(xi) make generally available to its stockholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act; and

(xii) promptly notify each seller of Registrable Securities and the underwriter or underwriters, if any:

(1)	when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2)	of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

(3)	of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4)	of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

(b) No Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except, with respect to any Holder, for an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use therein).

(c) The Company shall make available to each Holder whose Registrable Securities are included in a Registration Statement (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder. The Company will promptly notify each Holder by facsimile of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

(d) At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and take such further action as any Holders may reasonably request, all to the extent required to enable such Holders to be eligible to sell Registrable Securities pursuant to Rule 144 (or any similar rule then in effect).

(e) The Company may require each Holder, and each Holder hereby agrees, to furnish to the Company such information regarding the Holder as the Company may from time to time reasonably request in writing in connection with the performance of the Company’s duties hereunder. The provision of such information shall be a condition precedent to the inclusion of such Holder’s Registrable Securities in the applicable Registration Statement.

(f) Each seller of Registrable Securities agrees by having its stock treated as Registrable Securities hereunder that, upon notice of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), such seller will forthwith discontinue disposition of Registrable Securities for a reasonable length of time not to exceed 60 days until such seller is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 4.3(c) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such seller’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Securities by the Holders, together with postponements of the filing of any registration statement, shall not exceed ninety (90) days in the aggregate in any one year. If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 4.3(a)(v). In any event, the Company shall not be entitled to deliver more than two (2) Suspension Notices in any one year.

4.4 Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Article 4, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of more than one counsel representing the Holders of Registrable Securities), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

(b) In connection with each registration initiated hereunder, the Company shall reimburse the Holders covered by such registration or sale for the reasonable fees and disbursements of one law firm chosen by the Holders of a majority of the number of shares of Registrable Securities included in such registration or sale.

(c) The obligation of the Company to bear the expenses described in Section 4.4(a) and to reimburse the Holders for the expenses described in Section 4.4(b) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of a Holder of Registrable Securities or any supplements or amendments to a Registration Statement or Prospectus resulting from a misstatement furnished to the Company by a Holder shall be borne by such Holder.

4.5 Indemnification.

(a) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, the Company shall indemnify each Holder, its officers, directors and Affiliates and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky”

laws, except insofar as the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, directors, Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e) If the indemnification provided for in or pursuant to this Section 4.5 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 4.5(a) or 4.5(b) hereof had been available under the circumstances.

4.6 Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4.7 Listing. Subject to receipt of the Shareholder Approval, from and after the Closing Date, the Company covenants that it will use commercially reasonable efforts to effect and maintain the quotation of all the Warrant Stock on The Nasdaq Stock Market, or the primary stock exchange or quotation service upon which the Common Stock is then traded, subject to official notice of issuance.

4.8 Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

4.9 Shareholder Approval. Unless the Company delivers to the Majority Holder a determination letter from The Nasdaq Stock Market that the Company has been relieved of the Shareholder Approval requirement, the Company covenants that it will use its best efforts, including the solicitation of written consents in lieu of a meeting or the calling of a meeting of shareholders and distribution of a proxy or information statement and solicitation or proxies, as applicable, to obtain Shareholder Approval either by action taken without a meeting by written consent of stockholders or at a meeting of stockholders, in either case on or before 90 days following the Original Issue Date; provided that the Company will have up to an additional 60 days to obtain the Shareholder Approval to the extent such additional days are necessary to resolve any issues arising during the SEC’s review of the Company’s shareholder solicitation materials, should such a review be conducted by the SEC. Subject to compliance with applicable law, the Company may seek the Shareholder Approval, together with the approval of the issuance of additional shares of Common Stock, as one bundled proposal or in separate proposals, submitted to the stockholders of the Company. All provisions in this Article 4 are subject to, and are to be read in conjunction with the Fee Letter, including without limitation, clause (b) of the first paragraph thereof, and to the extent there is any inconsistency between the Fee Letter and this Warrant, the Fee Letter shall prevail.

ARTICLE 5

MISCELLANEOUS

5.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Holder, acceptance of the Warrants and payment therefor, exercise of the Warrants or termination of this Agreement.

5.2 Real Property Holding Company. The Company reasonably believes it is not a United States real property holding corporation (a “USRPHC”) within the meaning of Section 897(c)(2) of the Internal Revenue Code. So long as any Holder that is a nonresident alien individual or foreign corporation (for federal income tax purposes) holds Warrants or Warrant Stock (which Warrants or Warrant Stock would not qualify for the exception for regularly traded stock and other interests in Section 897(c)(3) and the regulations thereunder), the Company will use its reasonable best efforts to avoid becoming a USRPHC. Unless the Company believes in good faith that it may not validly do so, upon the request of such a Holder, the Company shall within 10 Business Days of such request, issue to such holder a statement as described in Treasury Regulations Section 1.897-2(h)(1).

5.3 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or by a national courier service, or if sent by facsimile; provided that the facsimile is promptly confirmed by written confirmation by a national courier service thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

If to the Holders or Kenmont, to:

c/o Kenmont Investments Management, L.P.

711 Louisiana, Suite 1750

Houston, TX 77002

Attn: Stacey Ostrom; Kyle Kettler

Voice: (713) 223-9941; (713) 223-1755

Email: sostrom@kenmontinvestments.com;

kkettler@kenmontinvestments.com

If to the Company, to:

U.S. Energy Systems, Inc.

545 Madison Ave., 6th Floor

New York, NY 10022

Attn.: Asher E. Fogel

 Chief Executive Officer

Voice: (212) 588-8901

Fax: (212) 588-1635

with a copy (which shall not constitute notice to the Company), to:

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

1345 Avenue of the Americas

New York, NY 10105

Attention: S. Asher Gaffney

Voice: (212) 603-6326

Fax: (212) 956-2164

Any notice given by overnight courier is effective upon receipt against the Person who receives it.

5.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns, including any permitted transferee of all or any portion of the Warrants or the Warrant Stock. No transfer (other than any transfer to any Affiliate of a Holder) of any rights under this Agreement shall be permitted unless such transfer is in connection with the transfer of a Warrant representing the right to acquire Warrant Stock attributable to at least 25.0% of the Warrant Stock subject to the Original Warrants and the transferee executes and delivers an Instrument of Accession in the form attached hereto as Exhibit C.

5.5 Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company a majority-in-interest of the Holders, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.6 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

5.7 Headings; Table of Contents. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

5.8 Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

5.9 Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE COMPANY AND KENMONT ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION AGREEMENTS OR THE TRANSACTIONS RELATED THERETO.

5.10 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

5.11 Entire Agreement. The Transaction Agreements constitute the complete agreement between the parties with respect to the subject matter thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

U.S. ENERGY SYSTEMS, INC.

By
Name: Title:

KENMONT SPECIAL OPPORTUNITIES MASTER FUND, L.P.

By	KENMONT INVESTMENTS MANAGEMENT, L.P., as Investment Manager

By

Name: Title: